Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: April 29, 2013

FOR IMMEDIATE RELEASE

Horizon Bancorp Named to KBW’s Honor Roll
Recognized for Exceptional 10-year Track Record

Michigan City, IN – Horizon Bancorp, an experienced leader in community banking, was once again named to the Keefe, Bruyette & Woods (“KBW) Honor Roll.  Horizon Bancorp is one of 47 banks nationwide selected for this honor and one of 33 banks that are returning to this honor roll.

“We are extremely pleased to once again be part of an elite group of banks named to the KBW Honor Roll this year,” stated Craig M. Dwight, Chief Executive Officer, Horizon Bancorp (“Horizon”). “This designation by KBW, a specialist in the banking industry, recognizes Horizon’s ability to deliver shareholder value and stable earnings growth over time.”

According to the criteria set forth by KBW, Honor Roll Winners are publicly traded banking institutions with more than $500 million in total assets and meet the following three conditions:

1.	No annual loss reported in net income per share before extraordinary items over the past 10 years;

2.	2012 annual reported net income per share before extraordinary items equal to or greater than peak net income per share over the past 10 years; and

3.	Consecutive increases in net income per share before extraordinary items since 2009.

KBW found that these honor roll members have better-than-industry average performance ratios and growth rates when compared the publicly trade bank universe with total assets over $500 million, which includes nearly 400 companies listed on the NYSE and NASDAQ exchanges.

“Horizon’s ability to meet the rigorous performance standards of KBW’s Honor Roll Award is certainly meaningful,” commented Dwight. “However, we recognize that we have another audience – our banking customers – that benefit from understanding how the Honor Roll designation impacts their relationship with Horizon.  To customers, we believe the Honor Roll recognition says ‘Horizon is financially strong, stable, and a valuable financial partner for the long term.

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Dwight attributed Horizon’s steady and consistent performance to the following:  An outstanding team of seasoned bankers who consistently deliver on its motto of providing clients exceptional service and sensible advice, and a business model focused on five separate revenue streams, which contributes to Horizon’s stable earnings performance during varying economic cycles.

The full news release announcing the 2012 Bank Honor Roll can be accessed at http://www.businesswire.com/news/home/20130415005374/en/KBW-Announces-2012-Bank-Honor-Roll-Award.

For more information visit any of Horizon Bank’s local offices or contact  us at toll-free at (888) 873-2640 during normal business hours. Additional information is available by visiting www.accesshorizon.com.

About Horizon Bank

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary, Horizon Bank, which also operates under the “Heartland Community Bank a Horizon Bank Company” name in certain markets.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Forward Looking Statement

This press release may contain forward-looking statements regarding the financial performance, business prospects, and growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.

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Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Item 1A “Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this press release. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280